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                                 EXHIBIT 11.1

                             SUNPHARM CORPORATION
                        CALCULATION OF LOSS PER SHARE
                                 (UNAUDITED)


FOR THE THREE MONTHS ENDED JUNE 30, 1997

Weighted Average Shares Outstanding:

                        # Days
    Total Shares     Outstanding
    ------------     -----------
      5,537,165   x         2     =     11,074,330
      5,607,471   x        76     =    426,167,796
      5,672,471            13           73,742,123
                           --          -----------
                           91          510,984,249 DIVIDED BY 91 = 5,615,212

FOR THE THREE MONTHS ENDED JUNE 30, 1996

Weighted Average Shares Outstanding:

                        # Days
    Total Shares     Outstanding
    ------------     -----------
      2,884,535   x        80     =    230,762,800
      2,934,535   x        11     =     32,279,885
                           --          -----------
                           91          263,042,685 DIVIDED BY 91 = 2,890,579

FOR THE SIX MONTHS ENDED JUNE 30, 1997

Weighted Average Shares Outstanding:

                        # Days
    Total Shares     Outstanding
    ------------     -----------
      3,708,879   x        87     =    322,672,473
      5,537,165   x         5     =     27,685,825
      5,607,471   x        76     =    426,167,796
      5,672,471   x        13           73,742,123
                          ---          -----------
                          181          850,268,217 DIVIDED BY 181 = 4,697,614

FOR THE SIX MONTHS ENDED JUNE 30, 1996

Weighted Average Shares Outstanding:

                        # Days
    Total Shares     Outstanding
    ------------     -----------
      2,884,535   x       171     =    493,255,485
      2,934,535   x        11     =     32,279,885
                          ---          -----------
                          182          525,535,370 DIVIDED BY 182 = 2,887,557